CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Prospectus and Statement of Additional Information of Ginkgo Multi-Strategy Fund under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

April 1, 2011